SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 28, 2003
Date of report
(Date of earliest event reported)

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor
Windsor Place
22 Queen Street
P.O. Box HM 1179
Hamilton HM EX
Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 296-6395

N/A
(Former name and former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure
SIGNATURE

Item 5. Other Events and Regulation FD Disclosure

     On August 21, 2003, Marvell® Technology Group Ltd. reported financial results for its second fiscal quarter ended August 2, 2003.

     Net revenue for the second quarter of fiscal 2004 was $192.9 million, an increase of 61% over net revenue of $119.7 million for the second quarter of fiscal 2003 and a 15% sequential increase from net revenue of $168.3 million for the first quarter of fiscal 2004. Net income under generally accepted accounting principles (GAAP) was $9.4 million, or $0.07 per share (diluted), for the second quarter of fiscal 2004, compared with net loss under GAAP of $9.3 million, or $0.08 per share (diluted), for the second quarter of fiscal 2003.

     Net revenue for the six months ended August 2, 2003 was $361.1 million, an increase of 65% over net revenue of $218.5 million for six months ended August 3, 2002. Net income under GAAP was $13.8 million, or $0.10 per share (diluted), for the six months ended August 2, 2003, compared with net loss under GAAP of $40.3 million, or $0.34 per share (diluted), for the six months ended August 3, 2002.

     The consolidated statement of operations (unaudited) for the three months ended August 2, 2002 and 2003 and for the six months ended August 2, 2002 and 2003 as well as the consolidated balance sheets (unaudited) as of August 2, 2003 and as of February 1, 2003 follow.

Marvell Technology Group Ltd.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended

	August 2,	August 3,	August 2,	August 3,
	2003	2002	2003	2002

Net revenue	$192,854	$119,694	$361,137	$218,494
Cost of goods sold	88,944	56,033	165,057	99,813

Gross profit	103,910	63,661	196,080	118,681
Operating expenses:
Research and development	52,252	33,599	98,891	64,208
Selling and marketing	14,783	12,321	30,246	23,333
General and administrative	4,351	3,523	7,931	7,165
Amortization of stock-based compensation	1,020	2,192	1,678	4,474
Amortization of acquired intangible assets	19,560	21,323	39,008	42,646
Facilities consolidation charge	—	—	—	17,799

Total operating expenses	91,966	72,958	177,754	159,625

Operating income (loss)	11,944	(9,297)	18,326	(40,944)
Interest and other income, net	1,569	1,906	2,880	4,045

Income (loss) before income taxes	13,513	(7,391)	21,206	(36,899)
Provision for income taxes	4,091	1,935	7,427	3,361

Net income (loss)	$9,422	$(9,326)	$13,779	$(40,260)

Basic net income (loss) per share	$0.08	$(0.08)	$0.11	$(0.34)

Diluted net income (loss) per share	$0.07	$(0.08)	$0.10	$(0.34)

Weighted average shares — basic	123,667	118,886	122,502	118,487

Weighted average shares — diluted	136,804	118,886	133,188	118,487

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Marvell Technology Group Ltd.
Consolidated Balance Sheets
(Unaudited)
(In thousands)

	August 2,	February 1,
	2003	2003

Assets:
Current assets:
Cash and cash equivalents	$208,733	$125,316
Short-term investments	135,247	139,912
Accounts receivable, net	102,925	86,175
Inventory, net	60,377	39,712
Prepaid expenses and other current assets	22,226	19,979

Total current assets	529,508	411,094
Property and equipment, net	71,549	69,246
Goodwill and acquired intangible assets	1,613,101	1,570,643
Other noncurrent assets	40,366	49,313

Total assets	$2,254,524	$2,100,296

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$77,924	$47,672
Accrued liabilities	64,268	26,955
Income taxes payable	7,467	2,247
Deferred income	12,373	12,481
Current portion of capital lease obligations	6,850	5,019

Total current liabilities	168,882	94,374
Capital lease obligations	12,491	13,755
Other long-term liabilities	43,596	42,029

Total liabilities	224,969	150,158

Shareholders’ equity:
Common stock	251	243
Additional paid-in capital	2,744,205	2,674,095
Deferred stock-based compensation	(9,313)	(5,899)
Accumulated other comprehensive income	922	1,988
Accumulated deficit	(706,510)	(720,289)

Total shareholders’ equity	2,029,555	1,950,138

Total liabilities and shareholders’ equity	$2,254,524	$2,100,296

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2003

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ George A. Hervey

George A. Hervey
Vice President of Finance and
Chief Financial Officer

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